EXHIBIT 10.39





                     ALBERTSON'S SEVERANCE PLAN FOR OFFICERS
                             EFFECTIVE JULY 18, 2001


                               SECTION 1--PURPOSE

     The purpose of the Albertson's Severance Plan for Officers ("Plan") is to provide severance pay and benefits to certain Officers of Albertson's, Inc. and its subsidiaries (collectively the "Company") whose employment is involuntarily terminated in connection with the Company's cost control initiatives, where such employment termination is other than by discharge including unsatisfactory performance, during the period from July 18, 2001 to June 30, 2002. When the employment of such Officers is so terminated, the employment relationship shall be completely severed and affected Officers shall have no current or future right to employment on a full-time, part-time, per diem, consulting or other basis.

     The Plan is intended to be "employee welfare benefit plan" as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended. Severance benefits for this period shall be determined exclusively under this Plan unless a separate agreement has been or will be reached. All of the corporate policies and practices regarding severance, or similar payments upon employment termination, with respect to Officers eligible to participate herein are hereby superseded by this Plan. Benefits under this Plan are in no way contingent upon retirement under any Company retirement plan.


                             SECTION 2--DEFINITIONS

     The following  capitalized  terms shall have the meanings set forth in this
Section 2 unless the context clearly indicates otherwise:

     2.1  Administrator means the Company or its delegees.

     2.2 Company means Albertson's, Inc. and its subsidiaries except as excluded in the definition of "Officer" in Section 2.5.

     2.3  Effective Date means July 18, 2001.

     2.4 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     2.5 Officer means any active, full-time officer of the Company who is listed as an Officer on Exhibit B hereto. For purposes of this Plan, "Officer" as defined in Exhibit B excludes any individual who has an individual employment or severance agreement with the Company.

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                                                                   EXHIBIT 10.39

     2.6 Participant means an Officer who is notified by the Company that his or her employment is to be involuntarily terminated by the Company on or after the Effective Date but on or before June 30, 2002, other than termination that is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in termination or discharge.

     2.7 Pay or Base Pay means the Officer's regular base salary or wages on the Officer's Severance Date, excluding all extra pay such as overtime, premiums, bonuses, commissions, living or other allowance.

     2.8  Plan means the Albertson's Severance Plan for Officers.

     2.9  Plan Year means the period from July 18, 2001  through  June 30, 2002.

     2.10 Release Agreement means the Severance Agreement and Release attached hereto as Exhibit A, which shall include a general release given by the Participant to the Company and other matters stated therein. The Release Agreement shall bind the Participant and the Company.

     2.11 Severance Date means the date established by the Company as a Participant's last day of employment.

     2.12 Successor means any employer (whether or not the employer is affiliated with the Company) which acquires (through merger, consolidation, reorganization, transfer, sublease, assignment, or otherwise) (i) all or substantially all of the business or assets of the Company, of a division of the Company, or of a single facility or business unit of the Company, or (ii) the facility where the Officer usually works.

     2.13 Years of Service shall mean the completed 12-month periods during which an Officer has been employed by the Company on a continuous basis measured from the Officer's most recent hire or rehire date (not an adjusted or reinstated hire date).


                       SECTION 3--ELIGIBILITY AND PAYMENT

     3.1 Subject to Sections 3.2, 3.3, and 3.4 of this Plan, an Officer shall become a Participant if, on or after the Effective Date, but on or before June 30, 2002, the Officer is notified by the Company that his or her employment with the Company is to be involuntarily terminated by the Company unless such termination is the result of actions by the Officer which, as determined by the Company in its sole discretion, would normally result in a termination or discharge. An employee who is on a Company-approved Family and Medical leave, worker's compensation or other medical or disability related leave will be subject to the appropriate Company leave policy when the employee returns from leave.

     3.2  A  Participant  shall be  entitled to the  severance  pay set forth in
          Section 4 hereof, if:


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                                                                   EXHIBIT 10.39

          (a) he or she returns and does not revoke a completed and executed Release Agreement to the Company within the time period specified in the Release Agreement after such person's Severance Date; and,

          (b) he or she is not and does not become disqualified from receiving severance pay pursuant to Section 3.3 hereof at any time prior to such person's Severance Date.

     3.3  A Participant  shall not be entitled to the severance pay set forth in
          Section 4 hereof, if:

          (a) the Officer either (i) fails to return a signed Release Agreement to the Company within the time period specified in the Release Agreement after that person's Severance Date or (ii) revokes such Release Agreement within the time period specified in the Release Agreement;

          (b) prior to his or her Severance Date, the Officer (i) terminates voluntarily his or her employment, (ii) fails to show up and properly attend work, and/or (iii) fails to adequately perform his or her employment duties as established by the Company in its sole discretion;

          (c)  the  Officer  begins   employment  or  provides  services  as  an
               independent contractor with or for the Company or any of its affiliates within 6 months following his or her Severance Date;

          (d) the Officer rejects an offer or fails to accept an offer of another position from a Successor or from any affiliate of the Company on or before his or her Severance Date; provided, however, that an Officer may still receive his or her severance benefits despite rejecting such offer if either (i) the new position has a Base Pay less than eighty (80) percent of his or her current Base Pay, or (ii) the new job will require the Officer to work in a facility located more than 50 miles from his or her current workplace; or

          (e) prior to the Severance Date, the Company terminates the employment of the Officer and either (i) the termination is the result of actions by the Officer which, as determined by the Company in its sole discretion would normally result in termination or discharge, or (ii) the Company determines after such termination that the Officer had engaged in conduct that was significantly detrimental to the Company, in clear violation of Company policies or procedures, or that resulted in a cost to the Company and that would result in termination or discharge had such conduct been known to the Company prior to such termination.

     3.4 Prior to the date the Participant's employment with the Company will terminate, such Participant will receive a Release Agreement, substantially in the form attached to this Plan as Exhibit A. If the Participant accepts and agrees to his or her severance pay and benefits as determined, he or she shall execute the Release Agreement and return it to the Vice President, Human Resources Administration within the time period specified in the Release Agreement following his or her Severance Date. Such Release Agreement must be timely and


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                                                                   EXHIBIT 10.39

          appropriately executed by its terms for the Participants to qualify for payments and benefits under Section 4.


                 SECTION 4--AMOUNT AND PAYMENT OF SEVERANCE PAY

     4.1 A Participant's severance pay under this Section 4 shall be the number of weeks of Pay set forth in the following schedule based on such Participant's status and his or her number of full Years of Service and shall be paid in one lump sum as soon as practicable after the Participant's Severance Date with the Company or such longer period as may be required by the Release Agreement. Amounts to be paid are as follows:

               Thirty-nine weeks' Pay plus (1) 100 percent target bonus prorated based on the number of weeks actually worked during the fiscal year since the beginning of the most recent bonus eligibility period, plus (2) 100 percent target bonus prorated based on twenty-six weeks.

          Employment taxes shall be withheld from all severance payments but voluntary deductions shall not be allowed. In addition, any amount payable under this Section above, shall be reduced (but not below zero) by any payment made as required by government-mandated programs that require payment of wages and fringe benefits in lieu of notice of closing, layoffs or termination of employment.

     4.2 In addition to the severance payment described above, the Company will also offer additional benefits to all Participants as follows.

          (a) Participants shall have the right to continue medical and dental benefits under the continuation health coverage provisions of Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA) after his or her Severance Date, if otherwise eligible and/or, if eligible, may enroll in the Retiree Health Plan. To the extent that the Participant is eligible for and elects COBRA coverage, the Company shall cover the premiums or cost of such coverage on a monthly basis for the lesser of (1) the first six months of coverage, or (2) until Participant no longer qualifies to participate. At the end of the Officer's Company-paid COBRA coverage, the Officer may continue COBRA coverage at the Officer's expense or to the extent eligible under the terms of such Plan may elect to participate in the Company's self-pay retiree health care plan. Alternatively, if eligible, the Officer may elect the self-pay retiree health coverage at the end of the 18-month COBRA period. In no event shall any Participant be entitled to a cash payment in lieu of health coverage.

          (b) Participants shall be paid for normal termination vacation pay and any other earned pay (if any) pursuant to existing Company policy and applicable state law.

          (c) Benefits under any other employee benefit plans, including but not limited to, tax-qualified retirement plans, retiree health care plan, fringe benefit plans, policies, programs, stock option

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                                                                   EXHIBIT 10.39

               plans and nonqualified deferred compensation plans sponsored by the Company are governed solely by the terms of those plans, programs or policies. Participants may exercise stock options, to the extent that such options are exercisable under their terms. This Plan does not change the eligibility, termination or other provisions for those benefits.

          (d) The Company may offer additional benefits or programs which, if offered, shall be described in appendices to this Plan.

     4.3  The Company  reserves the right to offset the benefits  payable  under
          Section 4, by any advance, loan or other monies the Participant owes the Company.


                            SECTION 5--DEATH BENEFITS

     5.1 If a Participant dies before receiving all of his or her severance pay due under this Plan, such pay will be distributed in one lump sum cash payment to the Officer's estate.

     5.2 The Administrator may require that any individual or entity purporting to represent a Participant's estate provide such proof of such status as the Administrator may deem appropriate, including but not limited to letters testamentary or letters of administration. The Administrator may also require that such individual, as a condition to receiving severance pay, agree in a provision to be incorporated in the Release Agreement, to indemnify and hold harmless the
          Administrator and such other persons deemed appropriate by the Administrator for any financial responsibility, liability or expense arising out of a claim by another party or parties asserting entitlement to all or part of the benefit payable hereunder. In addition, the Company reserves the right to offset the benefits payable under this Section 5 by any advance, loan or other monies the Participant, with respect to whom the severance pay is being paid, owes the Company.


                            SECTION 6--ADMINISTRATION

     6.1  The Company  shall have sole  discretionary  authority  to  interpret, apply and administer the terms of the Plan and to determine eligibility for and the amounts of benefits under the Plan, including interpretation of ambiguous Plan provisions, determination of disputed facts or application of Plan provisions to unanticipated circumstances. The Company's decision on any such matter shall be final and binding.

     6.2  The Company  shall be the  administrator  of the Plan for  purposes of
          Section 3(16) of ERISA and shall have responsibility for complying with any ERISA reporting and disclosure rules applicable to the Plan for any Plan Year. The Administrator may at any time delegate to any other named person or body, or reassume therefrom, any of its fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA) or administrative duties with respect to this Plan.

     6.3 The Administrator may contract with one or more persons to render advice or services with regard to any responsibility it has under this Plan.


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                                                                   EXHIBIT 10.39

     6.4 Subject to the limitations of this Plan, the Administrator shall from time to time establish such rules for the administration of this Plan as the Administrator may deem desirable.


                           SECTION 7--CLAIMS PROCEDURE

     7.1 If a Participant believes he or she has not been provided with severance pay benefits due under the Plan, then the Participant may file a request for benefits under this procedure with the Human Resources Department or its delegate within ninety (90) days after the date the Participant believes he or she should have received such benefits. If a Participant makes such a request for benefits under the Plan and that claim is denied, in whole or in part, the Administrator shall notify the Participant of the adverse determination within ninety (90) calendar days unless the Administrator determines that special circumstances require an extension of time for processing. If the Administrator determines that an extension of time is necessary, written notice shall be furnished to the claimant prior to the end of the initial ninety-day period and the extension shall not exceed ninety days from the original ninety-day period. The extension notice shall indicate the special circumstances requiring an extension and the date by which the Administrator expects to render a determination.

          The Administrator shall notify the Participant of the specific reasons for the denial with specific references to pertinent Plan provisions on which the denial is based and shall notify the Participant of any additional material or information that is needed to perfect the claim and explanation of why such material or information is necessary. At that time the Participant will be advised of his or her right to appeal that determination, and given an explanation of the Plan's review and appeal procedure including time limits, and a statement regarding the Participant's right to bring a civil action under ERISA section 502(a) following an adverse determination or appeal.

     7.2  A  Participant  may  appeal  from  the   determination  or  denial  by
          submitting to the Administrator within sixty (60) calendar days after receiving a denial notice:

          (a)  Requesting a review by the Administrator of the claim;

          (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

          (c) Setting forth any issues or comments which the Participant deems relevant to the claim.

          The Participant may submit written comments, documents, records and other information relating to his claim. Upon request, the Participant may obtain free of charge, copies of all documents and records relevant to his claim.

     7.3 The Administrator shall act upon the appeal taking into account all comments, documents, records and other information submitted by the

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                                                                   EXHIBIT 10.39

          Participant without regard to whether such information was submitted or considered in the initial benefit determination and shall render a decision within sixty (60) days or one hundred twenty (120) days in special circumstances after its receipt of the appeal. If the Administrator determines that an extension of time is necessary, written notice of the extension shall be furnished to the Participant prior to the end of the initial sixty-day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to render a determination.

          The Administrator shall review the claim and all written materials submitted by the Participant, and may require him or her to submit, within ten (10) days of its written notice, such additional facts, documents, or other evidence as the Administrator in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Administrator shall make an independent determination of the Participant's eligibility for benefits and the amount of such benefits under the Plan. The decision of the Administrator on any claim shall be final and conclusive upon all persons if supported by substantial evidence.

          If the Administrator denies a claim on review in whole or in part, it shall give the Participant written notice of its decision setting forth the following: (a) the specific reasons for the denial and specific references to the pertinent Plan provisions on which its decision was based; (b) notice that the Participant may obtain free of charge, copies of all documents, records and other information relevant to the Participant's claim; and (c) a statement of the Participant's right to bring a civil action under section 502(a) of ERISA.

     7.4 A Participant or his or her legal representative may appeal any final decision by filing an action in a federal court of competent jurisdiction, provided that such action is filed no later than 90 days after receipt of a final decision by the Participant or his or her legal representative.


                               SECTION 8--GENERAL

     8.1 The benefits and costs of this Plan shall be paid by the Company out of its general assets.

     8.2 This Plan is intended to be an "employee welfare benefit plan", as defined in Section 3(1), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent. Notwithstanding any other provision of this Plan, no Officer shall receive hereunder any payment exceeding twice that Officer's annual compensation during the year immediately preceding the termination of his service, within the meaning of 29 C.F.R. Section 2510.3-2, as the same was in effect on the effective date of this Plan.


                      SECTION 9--AMENDMENT AND TERMINATION

     The Company reserves the right to amend this Plan, in whole or in part, or discontinue or terminate the Plan; provided, however, that any such amendment, discontinuance or termination shall not affect any right of any Participant to

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                                                                   EXHIBIT 10.39

claim benefits under the Plan or as in effect prior to such amendment, discontinuance or termination, for events occurring prior to the date of such amendment, discontinuance or termination. An amendment to this Plan, and/or resolution of discontinuance or termination, may be made by the Administrator, to the extent permitted by resolution of the Board of Directors.


     IN WITNESS WHEREOF, the Company has caused its officer, duly authorized by its Board of Directors to execute the Plan effective as of the 18th day of July 2001.


                                            ALBERTSON'S, INC.



                                       By:  /s/ Thomas R. Saldin
                                                ----------------------
                                       Name:    Thomas R. Saldin
                                       Its:     Executive Vice President and
                                                General Counsel

                                     SAMPLE
                                                                       Exhibit A

                         SEVERANCE AGREEMENT AND RELEASE

In consideration for the payment to me of (amount to be computed and added later), less lawful deductions, as severance pay, I, (name to be added), hereby make the following promises and agree to the terms of this Severance Agreement and Release, intending to be legally bound by them.

1. I hereby release Albertson's, Inc. ("Company") and its parent companies, subsidiaries, affiliates, and their respective successors, officers, directors, employees, and associates from any and all claims, actions, and causes of action arising out of my employment with, and/or termination from the Company, including but not limited to claims based on express or implied contract, covenants of fair dealing and good faith, wrongful discharge, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act of 1988, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, as amended, and any other applicable federal, state, or local laws, ordinances, and regulations. This release does not, however, apply to or waive any rights I may have under applicable workers' compensation laws or employee benefit plans, or to claims which may arise after the date of this release except as to disability plan payments which may be offset by the Severance payment(s) herein.

2. I understand that by signing this Severance Agreement and Release, I am forever relinquishing any right to sue any of the companies and persons described in paragraph 1 above based on any claim arising out of my employment with, and/or termination from, the Company (other than claims arising under employee benefit plans or claims for injuries compensable under workers' compensation laws), and I agree that I will never maintain any litigation against any of those companies or persons based on any of the claims I am giving up by signing this document. Any controversy or claim arising out of or relating to this release, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Employment Dispute Resolution Rules.

3.   I  expressly  waive and  relinquish  all rights and  benefits  afforded  by
     Section 1542 of the Civil Code of the State of California, and I do so understanding and acknowledging the significance and consequence of that waiver. Section 1542 of the Civil Code of the State of California states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

4. I acknowledge that, after I leave the employ of the Company, I am still obliged to abide by the Company's policies concerning confidential and proprietary information.

5. I shall cooperate with and assist the Company (including making myself available at reasonable times and places) so as to aid the Company in connection with any matters related to my employment by the Company or about which I am knowledgeable; provided, however, my cooperation with such matters shall not interfere unreasonably with my subsequent employment, if any.

6. I agree not to directly, indirectly, or through third parties solicit any Company associate for employment for two years.

7. I understand that I will receive listings of the age and job title of persons who are eligible and ineligible for pay and benefits under the Albertson's Severance Plan applicable to me. I also understand that I will have forty-five calendar days following the date on which I receive those lists to consider whether to accept the pay and benefits under the Albertson's Severance Plan applicable to me. I understand that I waive the forty-five calendar day consideration period if I sign and return the Severance Agreement and Release before the end of the forty-five day period. I acknowledge that I am hereby advised to consult with the attorney or other advisor of my choice regarding the terms of this document before signing it. I understand that I may revoke this Severance Agreement And Release anytime within 7 days of signing it and that the terms of this agreement and release will not be effective until the 7-day revocation period expires. I must contact David Biderman, in writing, at Albertson's Human Resources Department in Boise (fax 208-395-4844) to revoke this agreement.

8.   This Release will be governed by the laws of Idaho.

9. I have signed this document freely and voluntarily and not because of any deception or coercion. I understand the terms of this document and agree that they are fair and equitable.

DO NOT SIGN AND RETURN THIS FORM UNTIL AFTER YOU HAVE RECEIVED THE LISTING OF THE AGES AND JOB TITLES OF THE INDIVIDUALS SELECTED FOR THE REDUCTION IN FORCE / SEVERANCE PAY AND BENEFIT.


---------------------     ----------------------     ---------------------------
Print Name of Witness     Print Name of Officer      Date of Officer's Signature

---------------------     ----------------------     ---------------------------
Signature of Witness      Signature of Officer       Last Date of Employment

Note: Section 3 is required only if the severed associate has worked for the Company in the state of California, whether at the time of termination or some time prior.

















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


                                                                       Exhibit B



         Location            Lname                             Fname
--------------------------------------------------------------------------------
  1)      48400              Adams                             Pat
  2)      48400              Allen                             Craig
  3)      71301              Apker                             Debra
  4)      74200              Arnold                            William
  5)      70428              Bailey                            Boyce
  6)      71701              Banks                             Bob
  7)      48300              Bassler                           Dennis
  8)      55000              Bates                             Bill
  9)      72900              Bates                             Mark
  10)     48500              Bay                               Gerry
  11)     71302              Bell                              Dario
  12)     70405              Bergquist                         Renee
  13)     70401              Bessent                           Mike
  14)     73601              Biderman                          Dave
  15)     71701              Bock                              Carolyn
  16)     70405              Boyd                              John
  17)     71301              Brady                             Kathy
  18)     71302              Brother                           Tom
  19)     72402              Brown                             Craig
  20)     53000              Brune                             Jeff
  21)     48700              Buckles                           Gerry
  22)     71300              Butler                            Bob
  23)     48400              Casey                             Karen
  24)     50300              Casteel                           Ritchie
  25)     71300              Cefalo                            Roe
  26)     71704              Christoffersen                    Shirley
  27)     50400              Clawson                           Mike
  28)     74200              Cole                              Chip
  29)     50100              Colgrove                          Bob
  30)     54200              Colgrove                          John
  31)     48300              Conrad                            Monty
  32)     48600              Corry                             Tim
  33)     48500              Cousin                            Ertharin
  34)     71005              Croft                             John
  35)     48500              Cygan                             Doug
  36)     70400              Czarniecki                        Walt
  37)     71304              Dean                              Dave
  38)     48700              DeBruin                           Mark
  39)     72905              DeMeyer                           Keith
  40)     71300              Denningham                        Wayne
  41)     57900              Eckstein                          Frank
  42)     54200              Emmons                            William
  43)     70467              Fehringer                         Joe
  44)     70715              Fetzer                            Dennis
  45)     48500              Gentile                           Jim
  46)     56700              Giles                             Charla
  47)     57100              Gloyne                            Clay

                                                                       Exhibit B

  48)     71700              Goins                             Greg
  49)     52700              Gossett                           Paul
  50)     52700              Gray                              Kim
  51)     71301              Gruell                            Kip
  52)     53200              Gullickson                        Greg
  53)     71301              Guthmiller                        Dick
  54)     75501              Hamblin                           Laura
  55)     71301              Hansen                            Larry
  56)     72900              Hansen                            Roger
  57)     48500              Hanson                            Ed
  58)     54300              Hanson                            Greg
  59)     48700              Harbecke                          William
  60)     70416              Harmon                            Larry
  61)     54000              Hays                              Scott
  62)     48500              Herbert                           Kathy
  63)     48700              Hiller                            Bruce
  64)     74100              Hilton                            Steve
  65)     73604              Hughes                            Terri
  66)     48700              Hunstiger                         Gary
  67)     72908              Imlay                             Thomas
  68)     70700              Iverson                           John
  69)     48600              Jablonski                         Carl
  70)     72900              Jacobsen                          Jim
  71)     48400              Javier                            Virginia
  72)     52200              Jerry                             David
  73)     71000              Johnston                          Larry
  74)     79039              Jolley                            Tony
  75)     73604              Jones                             Peggy
  76)     72402              Kinde                             Dennis
  77)     53400              Kowalski                          Eileen
  78)     71701              Lavin                             Mark
  79)     57000              Lawrence                          Michelle
  80)     56500              Little                            Ed
  81)     71000              Lynch                             Peter
  82)     57800              Mann                              Bill
  83)     48700              Massimino                         Mike
  84)     71702              Mattefs                           Sue
  85)     71302              McCarthy                          Mike
  86)     48700              McGovern                          John
  87)     48600              McKeon                            Colin
  88)     71700              McKinney                          Dave
  89)     56000              McNiff                            Greg
  90)     71301              McReynolds                        Peggy
  91)     48700              Mecham                            Rory
  92)     54700              Melville                          Gerald
  93)     71301              Michael                           Todd
  94)     71600              Mielke                            Chris
  95)     59000              Miles                             Matt
  96)     48400              Molendyk                          Harvey

                                                                       Exhibit B

  97)     56300              Morris                            Jacque
  98)     48700              Mulcock                           Dave
  99)     74200              Mumford                           Lee
  100)    73610              Murphy                            Michele
  101)    50800              Murty                             Brian
  102)    72900              Muta                              Matt
  103)    70400              Navarro                           Rick
  104)    73608              Neumann                           Sue
  105)    48500              Nielsen                           Keith
  106)    70405              Ober                              Dave
  107)    71304              Oddo                              Mitch
  108)    74550              O'Riordan                         Kaye
  109)    72901              Osban                             Jeff
  110)    48300              Ouellette                         Mark
  111)    53600              Ozark                             Gerard
  112)    48700              Palmer                            Dennis
  113)    73610              Paolini                           Bruce
  114)    72402              Paterson                          Gary
  115)    48400              Patton                            Mike
  116)    54300              Perkins                           Jim
  117)    72600              Pichulo                           Philip
  118)    48300              Potter                            Bob
  119)    71600              Powell                            Pamela
  120)    70715              Raffo                             Ed
  121)    71302              Raudabaugh                        John
  122)    48500              Redfearn                          George
  123)    71000              Reuling                           Mike
  124)    50900              Rice                              Jim
  125)    75308              Rissing                           Bob
  126)    48400              Robbins                           Donna
  127)    71302              Robertson                         Dave
  128)    56100              Rocheleau                         Terry
  129)    71302              Rood                              Brian
  130)    74200              Rowan                             Paul
  131)    71000              Saldin                            Tom
  132)    54300              Sampson                           Shane
  133)    72901              Schachtell                        Steve
  134)    70700              Schroeder                         Kathy
  135)    48300              Schuit                            Fred
  136)    70408              Schuler                           Bob
  137)    73610              Scoggin                           Andrew
  138)    48700              Shadle                            Mark
  139)    74200              Sharp                             Linc
  140)    48300              Simonson                          Dave
  141)    73602              Snow                              Jack
  142)    71301              Spiers                            Gary
  143)    48600              Spires                            Judy
  144)    71300              Stablein                          Larry

                                                                       Exhibit B

  145)    50200              Stachofsky                        Bob
  146)    72900              Steele                            Pat
  147)    71301              Stevens                           Clement
  148)    71304              Strong                            John
  149)    57700              Styer                             Don
  150)    71304              Sutton                            Dan
  151)    48300              Teall                             Martin
  152)    71700              Thayer                            Scott
  153)    72600              Tobin                             Dan
  154)    71301              Tommack                           Ed
  155)    71300              Tripp                             Kevin
  156)    48300              Trom                              Brad
  157)    48500              Van Helden                        Pete
  158)    70400              Volger                            Ron
  159)    72901              Wagner                            Hadley
  160)    55300              Wahlstrom                         Larry
  161)    48500              Walter                            Tom
  162)    72480              Wardle                            Gerry
  163)    54200              Washington                        Clem
  164)    79039              Weiser                            Ed
  165)    48300              White                             Wanda
  166)    50900              Williams                          Marcia
  167)    71301              Williams                          Shane
  168)    48700              Willyard                          Jim
  169)    50500              Withers                           Mike
  170)    71304              Wright                            Steve
  171)    73604              Yager                             Bryan
  172)    52000              Yaksitch                          Frank
  173)    73600              Young                             Steve

















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